                                                                     EXHIBIT 1.0

                                BRITISH COLUMBIA

                                  COMPANY ACT

                                   MEMORANDUM

                                       OF

                               556953 B.C. LTD.

I wish to be formed into a company with limited liability under the COMPANY ACT in pursuance of this Memorandum.

1.       The name of the Company is 556953 B.C. LTD.

2. The authorized capital of the Company consists of 10,000 Common shares without par value.

3. I agree to take the number and kind and class of shares in the Company set opposite my name.

FULL NAME, RESIDENT ADDRESS                        NUMBER (AND KIND) (AND CLASS)
AND OCCUPATION OF SUBSCRIBER                       OF SHARES TAKEN BY SUBSCRIBER
----------------------------                       -----------------------------

-s- Glennis Fraser
----------------------------
Glennis Fraser                                  1 Common share without par value
#116 - 15110 - 108th Ave.
Surrey B.C.
V3R 0T6

Supervisor, Corporate Services

TOTAL SHARES TAKEN:                             1 Common share without par value

Dated December 15, 1997.

                                  SCHEDULE "A"

                        As altered by Special Resolution
                            dated February 25, 1998.

                                BRITISH COLUMBIA

                                  COMPANY ACT

                                     ALTERED
                                   MEMORANDUM

                                       OF

                          MINERA CORTEZ RESOURCES LTD.

1.       The name of the Company is MINERA CORTEZ RESOURCES LTD.

2. The authorized capital of the Company consists of 100,000,000 Common shares without par value.

                          PROVINCE OF BRITISH COLUMBIA

                                  "COMPANY ACT"

                               ALTERED MEMORANDUM

             (as altered by Special Resolution on January 10, 2002)

1.       The name of the company is Western Wind Energy Corp.

2. The authorized capital of the Company consists of 100,000,000 common shares without par value.

                                BRITISH COLUMBIA

                                  COMPANY ACT

                                    ARTICLES

                                       OF

                                556953 B.C. LTD.

                               TABLE OF CONTENTS

                         PART                                                  ARTICLES               PAGES
1.   DEFINITIONS AND CONSTRUCTION                                              1.1 - 1.3               1 - 2

2.   SHARE CAPITAL                                                             2.1 - 2.5                   2

3.   REGISTRATION OF MEMBERS AND SHARE CERTIFICATES                            3.1 - 3.5                   3

4.   TRANSFER AND TRANSMISSION OF SHARES AND DEBENTURES                       4.1 - 4.13               3 - 6

5.   GENERAL MEETINGS                                                         5.1 - 5.11               6 - 7

6.   VOTING AT GENERAL MEETINGS                                               6.1 - 6.19              8 - 10

7.   APPOINTMENT OF DIRECTORS                                                 7.1 - 7.21             10 - 13

8.   PROCEEDINGS OF DIRECTORS                                                 8.1 - 8.18             13 - 15

9.   COMMITTEES OF THE BOARD                                                   9.1 - 9.5             15 - 16

10.  BORROWING AND MORTGAGING                                                10.1 - 10.3             16 - 17

11.  SAFEGUARDING, INDEMNITY, ETC. OF DIRECTORS                              11.1 - 11.7             17 - 18

12.  EXECUTION OF DOCUMENTS                                                  12.1 - 12.5             18 - 19

13.  DIVIDENDS                                                               13.1 - 13.7             19 - 20

14.  PROHIBITION                                                                    14.1                  21

15.  NOTICES                                                                 15.1 - 15.4             21 - 22

                                                   LANG MICHENER LAWRENCE & SHAW

                                BRITISH COLUMBIA

                                  COMPANY ACT

                                    ARTICLES

                                       OF

                                556953 B.C. LTD.

                                      PART 1

                          DEFINITIONS AND CONSTRUCTION

DEFINITIONS

1.1 In these Articles, except as otherwise expressly provided or as the context otherwise requires,

         (a) BOARD means the board of directors for the time being of the Company and includes, to the extent that it has authority to act, a committee of the board of directors,

         (b) COMPANY ACT means the Company Act (British Columbia) and regulations thereunder from time to time in force,

         (c) MEMBER means a registered holder of shares in the capital of the Company and, with respect to the determination of a member entitled to notice, or to vote, or to receive a dividend or for any other proper purpose, means a registered holder on the record date for determining members so entitled or for such other purpose,

         (d)      REGISTERED ADDRESS means

                  (i) with respect to a member, the member's address as recorded in the Company's register of members, and

                  (ii) with respect to a director, the director's address as recorded in the Company's register of directors,

         (e) words and expressions contained in these Articles bear the same meaning as in the Company Act in force on the date on which these Articles come into effect,

         (f) expressions referring to writing include printing, typewriting, lithography, photography and any other means of presenting language in visible and lasting form, and

         (g) words importing the singular include the plural and vice versa, words importing a male person include a female, and words importing an individual include a corporation.

                                                   LANG MICHENER LAWRENCE & SHAW

CONFLICT WITH MEMORANDUM OR COMPANY ACT

1.2 To the extent that there is any conflict between a provision of these Articles and a provision of the Memorandum or the Company Act, the provision of the Memorandum or the Company Act, as the case may be, will prevail.

VOID, ILLEGAL OR INVALID PROVISIONS

1.3 If a provision of these Articles is in whole or in part void, illegal or invalid, the remaining provisions will be construed and take effect as if every provision or part thereof that so offends had been omitted.

                                     PART 2

                                  SHARE CAPITAL

ISSUANCE AND ALLOTMENT OF SHARES

2.1 The Company may allot and issue its shares at such times, in such manner and to such persons, or class of persons, as the directors determine.

DETERMINATION OF PRICE OR CONSIDERATION FOR SHARES

2.2 The board will determine the price or consideration at or for which shares are to be allotted and issued.

REPURCHASE OF SHARES

2.3 The Company may by resolution of the board purchase any of its issued shares.

INCREASE OF AUTHORIZED CAPITAL

2.4 The Company may by ordinary resolution alter the Memorandum to increase its authorized capital by

         (a) creating shares with par value or shares without par value or both,

         (b) increasing the number of shares of any class, whether with par value or without par value, or

         (c) increasing the par value of a class of shares with par value, if no shares of that class are issued.

COMMISSIONS

2.5 The Company may, to the extent permitted by law, pay a commission or allow a discount to a person in consideration of such person's subscribing or agreeing to subscribe, whether absolutely or conditionally, or procuring or agreeing to procure subscriptions, whether absolute or conditional, for shares in the capital of the Company.

                                                   LANG MICHENER LAWRENCE & SHAW

                                     PART 3

                 REGISTRATION OF MEMBERS AND SHARE CERTIFICATES

RECOGNITION OF REGISTERED HOLDERS OF SHARES

3.1 Except as these Articles otherwise provide, the Company and its directors, officers and agents may treat the registered holder of a share as the absolute owner thereof, and will not, except as required by statute or as ordered by a court of competent jurisdiction, be bound to recognize, even when having notice thereof, any claim to, interest in, or right in respect of a share on the part of any person other than the registered holder.

SHARES HELD JOINTLY

3.2 A share held in the names of two or more persons will be deemed to be held jointly.

3.3 Except in the case of the personal representatives of, or trustees of the estate of, a deceased member, the Company may refuse to register more than three persons as joint holders of a share.

DELIVERY OF SHARE CERTIFICATE

3.4 A share certificate may be delivered to a member entitled thereto by mailing it by prepaid registered post in the manner provided in these Articles for the giving of notice to the member, or otherwise as directed by the member in writing, and neither the Company nor its transfer agent will be liable for any loss occasioned to a member or person claiming through a member by reason that a share certificate so mailed or so otherwise sent is not received by the addressee.

3.5 A certificate for a share registered in the names of two or more persons may be delivered to or as directed by any of them.

                                     PART 4

               TRANSFER AND TRANSMISSION OF SHARES AND DEBENTURES

BOARD APPROVAL OF TRANSFERS

4.1 No share in the capital of the Company will be transferred to any person except as approved by resolution of the board or by ordinary resolution.

APPOINTMENT OF REGISTRAR OR TRANSFER AGENTS

4.2 For the purposes of countersigning, issuing, registering, transferring, cancelling and certifying the shares and share certificates of the Company, the Company may appoint

         (a)      a registrar,

         (b) one or more transfer agents, one of whom may be the registrar, and

         (c) one or more branch transfer agencies and securities registrars both in and outside British Columbia.

                                                   LANG MICHENER LAWRENCE & SHAW

DEFINITION OF "INSTRUMENT OF TRANSFER"

4.3 For the purposes of these Articles, "instrument of transfer" means

         (a) such form of transfer as may appear on the back of the share certificate evidencing the share proposed to be transferred, or

         (b) such form of separate transfer document as is from time to time in general use or as the board from time to time adopts or permits.

PROCEDURE TO EFFECT TRANSFERS

4.4               In order to effect a transfer of a share

         (a) an instrument of transfer must be executed by the registered holder of the share, or the holder's attorney duly authorized in writing, in which case evidence satisfactory to the board of such authorization must be delivered to the Company's transfer agent, or, if the Company has no transfer agent, to the records office of the Company,

         (b) the execution of the instrument of transfer must be attested and validated as in either case the board from time to time reasonably requires, and

         (c) the certificate evidencing the share to be transferred and the instrument of transfer must be delivered to the Company's transfer agent or, if the Company has no transfer agent, to the records office of the Company.

4.5 There must be a separate instrument of transfer for each class or series of share proposed to be transferred.

4.6 When the transfer agent or the Company receives for the purpose of a proposed share transfer a duly executed instrument of transfer, the Company and its directors, officers and agents, will

         (a)      where the instrument of transfer designates the transferee, or

         (b) where the instrument of transfer was executed and is delivered in blank, and the person by or on whose behalf the instrument of transfer is delivered designates in writing a transferee,

be entitled to treat the person so designated as the beneficial owner of

         (c) if the instrument of transfer is endorsed on a share certificate, the number of shares evidenced by the certificate or such lesser number as may be specified in the instrument of transfer, or

         (d) if the instrument of transfer is not so endorsed, such number of shares registered in the name of the transferor as are evidenced by every unendorsed certificate deposited with the Company or its transfer agent for the purpose of the transfer, or such lesser number as may be specified in the instrument of transfer, and upon compliance with, and subject to all other provisions of these Articles, the Company will cause the name of the proposed transferee to be entered in the register of members of the Company as holder of each such share.

                                                   LANG MICHENER LAWRENCE & SHAW

SHARES HELD BY FIDUCIARIES

4.7 A share may be registered in the name of a person as executor, administrator, guardian, committee, curator or trustee of, or otherwise as fiduciary for, a named person, trust or estate, and

         (a) where application is made to issue or transfer a share to a person as a fiduciary, the Company will not be obligated to enquire into the authority of the person as such fiduciary, who will be presumed, as against the Company, to be acting in accordance with such authority unless, in the case of a transfer of a share, the transfer proposed is from the person whose estate or interest is sought to be represented,

         (b) in the case of a transfer purporting to be by a fiduciary, including a transfer to the fiduciary in the fiduciary's own right, the Company will not be obligated to enquire into the authority of the fiduciary or the propriety of the transaction or to ascertain whether the transferor continues to hold at the time of transfer the fiduciary office in which the transferor purports to act,

         (c) in all cases the Company will be entitled to act on an order of a court of record, wherever constituted or having jurisdiction, in proceedings to which the registered holder appears from the order to have been subject, directing a vesting or declaring the ownership of shares, as evidenced by a copy of the order of the court certified as such in accordance with the practice of the court,

         (d) a grant of letters probate or letters of administration or order appointing a trustee, guardian, committee or curator or directing a vesting or declaring the ownership of shares, dated not more than one year before the date on which a copy of the grant or order, certified in accordance with the practice of the authority issuing the grant or order, is received by the Company or its transfer agent, will be deemed to be in full force and effect and not to have been amended, revoked or reversed, unless and until there is delivered to the transfer agent of the Company or, if the Company has no transfer agent, to the records office of the Company.

                  (i) a certificate of a court of record appearing to have the required jurisdiction, certified in accordance with the practice of such court, that proceedings have been commenced by way of appeal or otherwise to amend, revoke or reserve the grant or order, or

                  (ii) a copy of an order of a court of record appearing to have the necessary jurisdiction certified as aforesaid, by which the earlier grant or order is amended, revoked or reversed, and

         (e) a certificate of a court of record, certified as aforesaid, and delivered to the transfer agent of the Company or, if the Company has no transfer agent, to the records office of the Company, to the effect that a grant or order of that court of the nature described in paragraph (d) remains in full force and effect, and has not been amended, revoked or reversed and that there is not outstanding with respect to the grant or order any proceeding of the nature referred to in subparagraph (d)(i), will create the same presumption as to the validity of the grant or order as though the grant or order bore the same date as the certificate.

REFUSAL TO RECOGNIZE TRANSFERS

4.8 The Company or its registrar or transfer agent may refuse to recognize the transfer of a share to an infant, bankrupt or person suffering mental infirmity.

                                                   LANG MICHENER LAWRENCE & SHAW

POSSESSION OF INSTRUMENT OF TRANSFER

4.9 Where a transfer of a share is completed by registration in the register of members of the Company, the instrument of transfer will be retained by the Company or its transfer agent, but where the Company declines to complete a proposed transfer of a share the instrument of transfer, share certificate and other documentation deposited for the purpose of the transfer will, on demand, be returned to the person depositing them, or other person entitled thereto.

PAYMENT OF REGISTRATION FEE

4.10 There must be paid to the Company or its transfer agent in respect of the registration of a transfer or transmission such fee as the board determines.

SHARES OF A DECEASED MEMBER

4.11 The personal representative of a deceased member (not being one of several joint holders) will be the only person recognized by the Company as having any title to a share registered in the name of the deceased.

DEATH OF JOINT REGISTERED HOLDER OF SHARES

4.12 On the death of one of two or more joint registered holders of a share, the survivor or survivors will be the only person or persons recognized by the Company as having any title to or interest in the share.

BRANCH REGISTERS

4.13 The Company may, if authorized by a debenture or a trust indenture pursuant to which a debenture has been issued, cause to be kept one or more branch registers of its debenture holders.

                                     PART 5

                                GENERAL MEETINGS

TIME AND PLACE

5.1 General meetings of the Company will be held at such times and places, in accordance with the Company Act and these Articles, as the board determines.

NOTICE OF MEETING

5.2 Notice of a meeting is sufficient if it specifies the place, the day and the hour of the meeting and the general nature of any business to be considered at the meeting.

5.3 The accidental omission to give notice of a general meeting to, or the non-receipt of such notice by, any of the persons entitled to receive the notice will not invalidate any proceeding of that meeting or of a meeting adjourned therefrom.

5.4 When any business proposed for a general meeting includes presenting, considering, approving, ratifying or authorizing the execution of a document, the portion of the notice of the meeting relating to the document is sufficient if it states that a copy of the document is or will be available for inspection by the persons entitled to receive the notice at an office of the Company in British Columbia

                                                   LANG MICHENER LAWRENCE & SHAW
during business hours on any specified day or days or through a specified period of time in the period between the date of the notice and the date of the meeting and at the meeting, and if a copy is so available.

QUORUM

5.5 The quorum for the transaction of business at a general meeting is one or more individuals holding, or representing by proxy the holder or holders of, shares carrying in the aggregate one-haif or more of the votes eligible to be cast at the meeting.

5.6 Unless a quorum is present at a general meeting, no business may be transacted other than the selection of the chairman and the adjournment or termination of the meeting.

5.7 If a quorum is not present within half an hour after the time appointed for a general meeting, the meeting, if convened pursuant to a requisition or by a requisitioner, will terminate, and in any other case will stand adjourned to the same day in the next week at the same time and place, or to such later date, other time or other place as the chairman specifies on the adjournment, and if at the adjourned meeting a quorum is not present by half an hour after the time for the meeting, the meeting will then terminate.

APPOINTMENT OF CHAIRMAN

5.8               The chairman of a general meeting will be

         (a)      the chairman of the board, if any, or

         (b) if there is no such chairman or if such chairman is absent or unwilling to act, the president, or

         (c) so failing the president, a director present chosen by the directors present, or

         (d) if no such director is chosen and willing to act, an individual present as a member, proxyholder, or representative of a corporate member who is chosen by ordinary resolution.

ADJOURNMENT OF MEETING

5.9 The chairman may, with the consent of a meeting at which a quorum is present, and will in pursuance of an ordinary resolution to that effect, adjourn the meeting from time to time and from place to place, but no business will be transacted at a meeting so adjourned other than business that could properly have been transacted at the meeting from which the adjournment takes place.

NOTICE OF ADJOURNMENTS

5.10 No notice need be given of an adjournment or of the business to be conducted at an adjourned meeting unless the meeting is adjourned for more than 31 days, in which case not less than 10 days' notice of the adjourned meeting must be given.

RULES OF ORDER

5.11 The Company may from time to time by ordinary resolution adopt any Rules of Order which will, in so far as not inconsistent with the Company Act or these Articles, govern the conduct of general meetings.

                                                   LANG MICHENER LAWRENCE & SHAW

                                     PART 6

                           VOTING AT GENERAL MEETINGS

APPOINTMENT OF PROXYHOLDER

6.1 A member entitled to attend a general meeting, including a member that is a corporation, may, by means of a proxy, appoint a proxyholder and such proxyholder will be entitled, to the extent that the member if present would have been so entitled, to attend, speak, act and vote, both on a show of hands and on a poll, for the member and on the member's behalf at the meeting, subject only to any limitation imposed on the authority of the proxyholder by the proxy.

VALIDITY OF PROXY

6.2 A proxy must be in writing, must be executed by the member or the member's attorney authorized in writing or, if the member is a corporation, by a duly authorized officer or attorney of the corporation, must be dated the date on which it is executed and, if to apply to less than all the shares registered in the name of the member, must specify the number of shares to which it is to apply.

TERM OF APPOINTMENT OF PROXYHOLDER

6.3 Subject to the Company Act, a proxyholder may be appointed to act for a member at every annual or other general meeting, or at one or more annual or other general meetings that may be held within a stated period of time after the date of the proxy or before a specified date, accordingly as the proxy specifies.

INCONSISTENT PROXIES

6.4 A proxy will, to the extent that it is inconsistent with another proxy of an earlier date, be deemed to revoke such other proxy.

INCAPACITY OF MEMBER

6.5 A vote given in accordance with the terms of a proxy will be valid notwithstanding the previous death, bankruptcy or mental infirmity of the member giving the proxy unless written notice of the death, bankruptcy or infirmity is received by the chairman before the declaration of the result of the vote.

DEPOSIT OF PROXIES

6.6 The board may make regulations providing for the deposit of forms of proxy at specified places and at specified times before meetings and adjourned meetings of the Company, and providing for particulars of such proxies to be telexed, telecopied, cabled, telegraphed or sent in writing or by other form of written communication transmitted by electronic means before the meeting or adjourned meeting to the Company or to an agent of the Company appointed for the purpose of receiving such particulars, with such proof of ownership of the shares in respect of which the proxies are given as the board from time to time determines, and providing that particulars so received will be as effective as though the forms of proxy themselves were deposited.

                                                   LANG MICHENER LAWRENCE & SHAW

REVOCATION OF PROXY

6.7 A proxy may be revoked by an instrument in writing executed by the member or the member's attorney authorized in writing or, where the member is a corporation, by a duly authorized officer or attorney of the corporation, and delivered to the registered office of the Company at any time up to and including the last business day preceding the day of the meeting or any adjournment thereof at which the proxy is to be used, or to the chairman of the meeting or any adjournment thereof.

FORM OF PROXY

6.8 A proxy, other than one required by law to be in particular form, will be substantially in the following form

                                 (Company name)

         The undersigned hereby appoints__________________of____________________
(or failing such person ______________________of_________________________) as proxyholder for the undersigned with full power of substitution to attend, speak and vote for and on behalf of the undersigned in respect of all (or _________ ) shares registered in the name of the undersigned at the general meeting of the Company to be held on the_____________day of________________, 199____, and at
any adjournment thereof.

          Signed this_________day of________________, 199_____.

                                       ________________________________
                                       (Signature of Member)

CORPORATE REPRESENTATIVES

6.9 A corporation that is a member and is not a subsidiary of the Company may, by an instrument signed on behalf of the corporation by its duly authorized director, officer or attorney and delivered to the registered office of the Company, appoint a representative who, until the appointment is in like manner terminated, will be entitled to attend, speak, act and vote, both on a show of hands and on a poll, for the corporation and on its behalf at any meeting of members at which a holder of shares of a class or series held by the corporation is so entitled and will, for all purposes in connection with any such meeting, other than the giving of notice and the execution and revocation of proxies, be reckoned as a member holding the shares registered in the name of the corporation.

6.10 The Company may, but is not obligated to, assume that the director, officer or attorney signing the instrument referred to in Article 6.9 is duly authorized to do so.

JOINT HOLDERS OF SHARES

6.11 Any one of the joint holders of a share may vote in respect of the share at a general meeting, either personally or by proxyholder or corporate representative, as if solely entitled thereto, and if more than one of the joint holders is present or represented by proxyholder or corporate representative that one of them whose name appears first on the register of members in respect of the share, or that one's proxyholder or representative, will alone be entitled to vote in respect thereof.

NUMBER OF SHARES REPRESENTED BY A PROXY

6.12 A proxy that purports to represent more shares than are registered at the applicable record date in the name of the member who gave it will be deemed to purport to represent the number of shares so registered.

                                                   LANG MICHENER LAWRENCE & SHAW

VOTE BY A MEMBER'S COMMITTEE

6.13 A member for whom a committee has been duly appointed may vote by such committee, both on a show of hands and on a poll, and the committee may appoint a proxyholder.

POLLS

6.14 A poll demanded on the election of a chairman or on a question of adjournment will be taken forthwith and without an intervening adjournment.

6.15 The demand for a poll and the carrying out of a poll will not, unless the chairman so rules, prevent the continuance of a meeting for the transaction of business other than that on which the poll is demanded.

6.16 On a poll a person entitled to more than one vote need not use all such votes or cast all the votes used in the same way.

MAJORITY OF VOTES TO DECIDE QUESTIONS

6.17 Except as otherwise required by these Articles, by the Company Act, or by other applicable law, a question arising at a meeting of members will be decided on a motion by a majority of the votes cast.

NO CASTING VOTE

6.18 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman may not exercise a casting vote in addition to any other vote that the chairman may have exercised.

CHAIRMAN'S RIGHTS

6.19 The chairman, if a member, proxyholder or corporate representative, may move, propose or second a resolution.

                                     PART 7

                            APPOINTMENT OF DIRECTORS

NUMBER OF DIRECTORS

7.1 The number of directors to be elected by the members will be such number as is from time to time determined by ordinary resolution at an annual general meeting or otherwise by special resolution, except that the number may not be determined at one other than by special resolution.

COMMENCEMENT OF TERM OF OFFICE

7.2 At each annual general meeting of the Company directors will be elected to hold office beginning at the termination, or earlier adjournment, of the meeting at which they are elected.

                                                   LANG MICHENER LAWRENCE & SHAW

ELECTION BY ACCLAMATION

7.3 If the number of eligible persons nominated for election as directors is equal to or less than the number of directors to be elected, no vote will be required and those nominated will be deemed elected by acclamation, and if the number of eligible persons so nominated exceeds the number to be elected, voting on the election will be by a poll.

ELIGIBILITY OF RETIRING DIRECTOR

7.4               A retiring director is eligible for re-election.

TERMINATION OF OFFICE

7.5               The office of a person as a director will terminate

         (a)      when that person dies or resigns,

         (b) when that person is removed from office as provided in the Company Act,

         (c) when that person ceases to be qualified as a director under the Company Act, or

         (d) on the adjournment or the termination of an annual general meeting at which, or the completion of consent resolutions in lieu of an annual general meeting by which, a director is elected, and at or by which that person is not elected.

CASUAL VACANCIES

7.6 The board may appoint any individual qualified to act as a director to the board to fill a casual vacancy on the board, and where the number of remaining directors is not sufficient to constitute a quorum, the remaining directors may act for the purpose of filling the vacancies up to that number, but for no other purpose.

7.7 A vacancy resulting from an increase in the number of directors will be deemed not to be a casual vacancy unless, but will be deemed to be a casual vacancy if, the vacancy is not filled by the members at the meeting at which, or concurrently with the passing of the consent resolution by which, the increase is authorized.

7.8 A vacancy on the board that has not otherwise been filled may be filled by an appointment made by ordinary resolution.

ADDITIONAL DIRECTORS

7.9 The board may, between annual general meetings appoint one or more additional directors of the Company, but the number of additional directors may not at any time exceed one third of the number of directors elected or appointed at the last annual general meeting of the Company.

DIRECTORS WHO ARE NOT MEMBERS

7.10 A person who is not a member who becomes a director is deemed to have agreed to be bound by the provisions of these Articles to the same extent as a member.

                                                   LANG MICHENER LAWRENCE & SHAW

REIMBURSEMENT OF EXPENSES

7.11 A director will be paid such reasonable travelling, lodging, subsistence and other expenses as the director incurs in or about performing the duties of a director of the Company.

REMUNERATION

7.12 The remuneration of the directors may from time to time be fixed by the board, subject to any limitation established by ordinary resolution, and may, in the case of a director who is also an officer or employee of the Company, be in addition to any remuneration to which the director is entitled as such officer or employee.

7.13 A director who performs a professional or other service for the Company that, in the opinion of the board, is outside the ordinary duties of a director, or is otherwise specially occupied in or about the Company's business, may be paid a special remuneration to be fixed by the board or, at the option of the director, by ordinary resolution.

7.14 Remuneration of a director payable on a periodic basis will be deemed to accrue from day to day.

PAYMENT ON RETIREMENT

7.15 Except as restricted by ordinary resolution, the board may cause the Company to pay a gratuity, pension or allowance on retirement to a director who has held a salaried office or position of profit with the Company, or to that director's surviving spouse or dependents, and may make contributions to a fund for, and pay premiums for the purchase or provision of, any such gratuity, pension or allowance.

APPOINTMENT OF ALTERNATE DIRECTOR

7.16 A director (in this Part called "appointor") may appoint another director as the appointor's alternate director.

WHEN APPOINTMENT EFFECTIVE

7.17 An appointment of an alternate will not be effective until an instrument in writing signed by the appointor, or a telegram, telex, telecopy, cable or other form of written communication transmitted in whole or in part by electronic means dispatched by the appointor, declaring the appointment, is received by the Company.

REVOCATION OF APPOINTMENT

7.18 An appointor may revoke an appointment of the appointor's alternate by notice of revocation in writing, telegram, telex, telecopy or cable delivered to the Company or other form of written communication transmitted in whole or in part by electronic means to the Company, or by appointing of another alternate.

TERMINATION OF APPOINTMENT

7.19 The appointment of an alternate terminates if the appointor or the alternate ceases to be a director.

                                                   LANG MICHENER LAWRENCE & SHAW

MULTIPLE APPOINTMENTS

7.20 A director may act as alternate for more than one other director and will be entitled at a meeting of the board, including a meeting held in accordance with Article 8.12, to cast one vote for each director for whom the director is the alternate in addition to any vote to which the director is otherwise entitled.

DETERMINATION OF QUORUM

7.21 Unless otherwise determined by the board, in determining whether a quorum is present the appointor of an alternate will be deemed to be present if the alternate is present.

                                     PART 8

                            PROCEEDINGS OF DIRECTORS

REGULATION OF MEETINGS

8.1 The directors may meet at such places and adjourn and otherwise regulate their meetings and proceedings as they see fit.

WHO MAY CONVENE MEETING

8.2 A director may at any time, and the secretary upon the request of a director will, convene a meeting of the board.

MINIMUM NOTICE

8.3 Notice of a meeting of the board must be given to each director at least 24 hours before the time fixed for the meeting.

FORM OF NOTICE

8.4               Notice of a meeting of the board may be given

         (a)      orally, either personally or by telephone,

         (b) in writing, either personally or by delivery through the post, telex, telecopy or telegraph, or by any other form of written communication transmitted by electronic means, or

         (c)      by any other means of communication in common usage.

8.5 When notice of a meeting of the board is given to a director other than orally, it must be addressed to the director at the director's registered address, but a notice sent to any other address at the request of the director will not be invalid.

WHEN NOTICE NOT REQUIRED

8.6 No notice need be given to a director of a meeting of the board at which the director is appointed or that immediately follows a general meeting at which the director is elected or appointed.

                                                   LANG MICHENER LAWRENCE & SHAW

VACANCY IN THE BOARD

8.7 The board may act notwithstanding any vacancy in its body, so long as the number of directors in office is not reduced below the number fixed as the quorum of the board.

QUORUM FOR TRANSACTION OF BUSINESS

8.8 The board may from time to time fix the quorum necessary for the transaction of business and until so fixed the quorum will be a majority of the number last determined under Article 7.1.

CHAIRMAN OF THE BOARD

8.9 The chairman of the board, if any, or in the chairman's absence or if there is no chairman of the board, the president, will be chairman of each meeting of the board, but if at a meeting neither the chairman of the board nor the president is, within 15 minutes after the time appointed for holding the meeting, present and willing to act, the directors present may by resolution choose one of their number to be chairman of the meeting.

POWERS OF DIRECTORS WHERE QUORUM PRESENT

8.10 A meeting of directors at which a quorum is present is competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the board generally.

CONSENT RESOLUTIONS

8.11 A resolution of the board may be passed without an actual meeting of the board if the resolution is consented to in writing by all the directors, which consents may be in two or more counterparts.

TELEPHONE CONFERENCE MEETINGS

8.12 A meeting of directors may be held by telephone or other communications facilities that permit all participants in the meeting to hear each other, and a director who participates in the meeting by those means will be counted as present at the meeting.

PROCEDURE AT MEETINGS

8.13 No resolution proposed at a meeting of the board need be seconded, and the chairman of the meeting is entitled to move or propose a resolution.

DETERMINATION OF QUESTIONS

8.14 A question arising at a meeting of the board will be decided by a majority of votes, and in the case of an equality of votes the chairman may not exercise a casting vote in addition to any other vote that the chairman may have exercised.

INTERESTED DIRECTORS

8.15 A director who is interested in a proposed contract or transaction or other business to be considered or conducted at a meeting of the board and who has disclosed that interest in accordance with the provisions of the Company Act will be counted in the quorum at a meeting of the board at which the proposed contract or transaction or such other business is considered, approved or otherwise acted on.

                                                   LANG MICHENER LAWRENCE & SHAW

APPOINTMENT OF OFFICERS

8.16 All appointments of officers will be made on such terms and conditions and at such remuneration, whether by way of salary, fee, commission, participation in profits, or otherwise, as the board determines, and every such appointment will be subject to termination at the pleasure of the board, but without prejudice to any right that may thereby arise under any contract.

TERMINATION OF OFFICER'S APPOINTMENT

8.17 The appointment of a person as an officer will not terminate merely by reason that all or any of the members of the board by which the person was appointed have ceased to be directors, unless the person thereby ceases to be qualified for the office.

POWERS OF THE BOARD

8.18 The board may exercise all such powers and do all such acts and things as the Company may exercise and do and that are not by these Articles or otherwise lawfully directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provision of these Articles and all laws affecting the Company and to any rules, not inconsistent with these Articles, made from time to time by the Company in general meeting, but no such rule will invalidate a prior act of the board that would have been valid if the rule had not been made.

                                     PART 9

                             COMMITTEES OF THE BOARD

DELEGATION OF POWERS

9.1 The board may, on such terms as it sees fit, delegate any of its powers (except the powers to fill vacancies on the board, to appoint additional directors and to change the membership of or fill vacancies on a committee of the board) to one or more committees, each consisting of one or more directors, which will function in such manner consistent with these Articles as the board from time to time directs.

EXERCISE OF COMMITTEE POWERS

9.2 The powers of a committee of directors may be exercised by a meeting at which a quorum is present or by a resolution consented to in writing by all members of the committee who would have been entitled to vote on the resolution at a meeting of the committee, which consents may be in two or more counterparts.

TELEPHONE CONFERENCE MEETINGS

9.3 A meeting of a committee may be held by telephone or other communications facilities that permit all participants in the meeting to hear each other, and a member of a committee participating in the meeting by those means will be counted as present at the meeting.

QUORUM AND PROCEDURES AT MEETINGS

9.4               Except as otherwise determined by the board,

                                                   LANG MICHENER LAWRENCE & SHAW

         (a) the number of directors forming a quorum for a committee will be a majority of the number of directors constituting the committee immediately after the last director was appointed thereto,

         (b) a question arising at a meeting of a committee will be determined by a majority of the votes cast thereon, and in the case of an equality of votes the chairman of the meeting will not be entitled to a second or casting vote,

         (c) each committee will meet and adjourn as it thinks proper and will have power to elect its chairman and to make rules for the conduct of its business, and

         (d) a committee may act notwithstanding any vacancy in its body, so long as

                  (i) the number of members of the committee in office is not reduced below the number fixed as the quorum for meetings of the committee, and

                  (ii) the number of directors in office is not reduced below the number fixed as a quorum of the board.

MINUTES OF TRANSACTIONS

9.5 Each committee will keep regular minutes of its transactions and will cause them to be recorded in books kept for that purpose, and will report them to the board as the board from time to time requires.

                                    PART 10

                            BORROWING AND MORTGAGING

BORROWING POWERS

10.1 The board may from time to time at its discretion authorize the Company to borrow any sum of money for the purposes of the Company and may raise or secure the repayment of such sum or the performance of any other obligation of the Company in such manner and on such terms and conditions in all respects as the board thinks fit and, without limiting the generality of the foregoing, by the issue of bonds, debentures, or other instruments, or a mortgage or charge, whether specific or floating, or other security on the undertaking of the whole or any part of the property of the Company, both present and future, and by the pledging thereof.

ASSIGNMENT OF SECURITIES

10.2 The board may make any such bond, debenture, or other instrument, mortgage or charge, or any other security, by its terms assignable free from any equity between the Company and the person to whom it is issued, or any other person who lawfully acquires it by assignment, purchase or otherwise.

TERMS OF SECURITIES

10.3 The board may authorize any such bond, debenture, or other instrument, mortgage, charge or other security to be issued at a discount, premium or otherwise, and with or subject to such special or other rights, privileges or restrictions as to redemption, surrender, drawings, allotment of or conversion into or exchange for shares or other securities, attendance at general meetings of the

                                                   LANG MICHENER LAWRENCE & SHAW

Company, or otherwise, as the board determines at or before or, subject to applicable law, after the time of issue.

                                     PART 11

                   SAFEGUARDING, INDEMNITY, ETC. OF DIRECTORS

PARTICIPATION IN OTHER CORPORATIONS

11.1 A director of the Company may be or become a director, officer or shareholder of, or otherwise interested in, a corporation promoted by the Company or in which the Company is interested, as shareholder or otherwise, or a corporation that is a member of or otherwise interested in the Company, and will not be liable to account to the Company for any remuneration or other benefit received as a director or officer of, or from such interest in, such corporation.

CONTRACTING WITH THE COMPANY

11.2 A director may hold any office or position of profit in the Company in conjunction with such directorship for such period and on such arrangement as to remuneration or otherwise as the board determines, and no director or proposed director is disqualified by that relationship from contracting with the Company either with regard to the director's tenure of such other office or position of profit, or as vendor, purchaser or otherwise, nor is a director so contracting or being so interested liable to account to the Company for any profit realized by any such arrangement or contract by reason only that the director holds that office or of the fiduciary relationship thereby established.

INDEMNITY

11.3 The Company will indemnify every person who is or was a director of the Company or is or was serving at the request of the Company as a director of another corporation of which the Company is or was a shareholder, and will to the extent that the board determines indemnify any person who is or was an officer, employee or agent of the Company or is or was serving at the request of the Company as the officer, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, and the heirs and personal representatives of such person, against all costs, charges and expenses actually incurred by such person, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding, whether brought by the Company, by such other corporation, partnership, joint venture, trust or other enterprise, or by any other person, to which such person is made a party by reason of having so been or having so served as a director, officer, employee or agent, if

         (a) such person acted honestly and in good faith with a view to the best interests of the Company or such other corporation, partnership, joint venture, trust or other enterprise, and

         (b) in the case of a criminal or administrative action or proceeding, such person had reasonable grounds for believing that such person's conduct was lawful,

and the Company may also indemnify any such person or any other person in such other circumstances and to such extent as the law allows.

                                                   LANG MICHENER LAWRENCE & SHAW

NO LIABILITY FOR NEGLECT OF OTHERS

11.4 No director and, to the extent approved by the directors, no officer, employee or agent for the time being of the Company, will be liable for any act, receipt, neglect or default of any other director, officer, employee or agent, or for joining in any receipt or act for the sake of conformity, or for any loss, damage or expense sustained or incurred by the Company through the insufficiency or deficiency of title to any property acquired for or on behalf of the Company, or for the insufficiency or deficiency of any security in or on which any of the monies of or belonging to the Company are placed out or invested, or for any loss or damage arising from the bankruptcy, insolvency or wrongful act of any person, firm or corporation with whom or which any monies, securities or effects are lodged or deposited, or for any other loss, damage or misfortune whatsoever that happens in the execution of the duties of such person's office or trust or in relation thereto, unless it happens by or through such person's own wilful neglect or default.

RELIANCE ON WRITTEN STATEMENTS

11.5 The directors may rely on the accuracy of any statement of fact represented by an officer of the Company to be correct and on any statement in a written report of the accountant of the Company, and will not be liable for any loss or damage resulting from their authorizing payment of any dividend or otherwise acting or declining to act in good faith in reliance on any such statement.

INDEMNIFICATION INSURANCE

11.6 The directors may cause the Company to purchase and maintain insurance for the benefit of any person who is or may be entitled to indemnification under Article 11.3 against any expense or liability from which such person is or may be so entitled to be indemnified and may secure such right of indemnification by mortgage or other charge upon all or any part of the real and personal property of the Company, and any action taken by the board under this Part will not require approval or confirmation by the members.

APPLICATION OF THIS PART

11.7 The provisions of this Part are applicable only to the extent permissible by law and to the extent that they do not duplicate any right, indemnity or reimbursement that the person relying thereon has, or has received or will receive otherwise than under this Part.

                                     PART 12

                             EXECUTION OF DOCUMENTS

COMMON SEAL

12.1 The board may adopt a common seal for the Company and may, from time to time, adopt a new common seal, and will provide for the safe custody of the common seal.

OFFICIAL SEAL

12.2 The Company may have an official seal for use in any other province, territory, state or country.

                                                   LANG MICHENER LAWRENCE & SHAW

USE OF SEALS

12.3 Neither the common seal nor an official seal will be impressed on any document or instrument except

         (a) pursuant to the authorization of a resolution of the board, which authorization may extend to the sealing of a particular document or instrument, one or more documents and instruments meeting a description, or to all documents and instruments to be executed under seal, or

         (b) by the secretary or an assistant secretary for the purpose of certifying copies of or extracts from the Memorandum or Articles of the Company, minutes of meetings or resolutions of members or of the board or committees of the board or instruments executed or issued by the Company.

FACSIMILE SIGNATURES

12.4 The signature of an officer or director of the Company that is, by authority of the board, printed, lithographed, engraved or otherwise reproduced upon an instrument or document (including a negotiable instrument) to be signed, executed or issued by the Company or by any of its officers or directors, and an instrument or document on which the signature of any such person is so reproduced, will be as valid as if the signature had been affixed manually by such person, and will be so valid notwithstanding that, at the time of the issue or delivery of the instrument or document, the person whose signature is so reproduced is deceased, has ceased to hold the office giving rise to such person's authority or is otherwise incapacitated from personally signing the instrument or document.

REPRODUCTION OF COMPANY SEAL

12.5 To enable the common seal of the Company to be affixed to an instrument or document (including a negotiable instrument), whether in definitive or interim form, on which a facsimile of the signature of a director or officer of the Company is, in accordance with these Articles, printed, lithographed, engraved or otherwise reproduced, there may be delivered to the person employed to engrave, lithograph or print the instrument or document one or more unmounted dies reproducing the Company's seal and any two directors or officers of the Company may in accordance with these Articles authorize such person to cause the Company's seal to be affixed to the instrument or document by the use of such a die.

                                    PART 13

                                   DIVIDENDS

DECLARATION OF DIVIDENDS

13.1 Except as otherwise provided by special rights or restrictions attached to any shares, every dividend will be declared according to the number of shares held.

PAYMENT OF DIVIDENDS

13.2 A dividend may be declared and paid out of the retained earnings, profits or other income of the Company or out of any capital surplus, contributed surplus, appraisal surplus, share premium or any other surplus or surplus account of the Company, or as otherwise permitted by law.

                                                   LANG MICHENER LAWRENCE & SHAW

NO NOTICE REQUIRED

13.3 No notice of the declaration of a dividend need be given to any member, and no dividend will bear interest against the Company.

NON-CASH DIVIDENDS

13.4 A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid-up shares, rights, warrants, bonds, debentures or debenture stock of the Company, or in any one or more other ways, and the board may settle as it deems expedient any difficulty that arises in regard to the distribution and in particular may

         (a)      fix the value for distribution of specific assets,

         (b) determine that cash payments will be made to members on the footing of the values so fixed or in lieu of fractional shares, rights, warrants, bonds, debentures or debenture stock, in order to adjust the rights of all parties,

         (c) vest any such specific assets in a trustee on such trusts for the persons entitled as the board deems expedient,

         (d) determine which members are entitled to such assets, or cash payments in lieu of such assets, on any particular dividend so declared, and

         (e) determine the amount by which the paid-up capital of the Company is to be increased by the issue of each share without par value so distributed.

DIVIDENDS PAYABLE TO FIDUCIARY

13.5 The Company may retain a dividend payable on a share in respect of which a fiduciary is entitled to become a member until the fiduciary becomes the registered holder of the share, at which time the Company may pay such dividend to the fiduciary.

METHOD OF PAYMENT

13.6 A dividend or other monies payable in cash in respect of a share may be paid by cheque or warrant sent through the post to the registered holder of the share in like manner as provided in these Articles for the giving of notices, or to such person and to such address as the holder or joint holders, as the case may be, in writing direct.

RECEIPTS

13.7 Any one of two or more joint holders may give an effectual receipt for a dividend or other monies payable or assets distributed in respect of a share held by them as joint holders.

                                                   LANG MICHENER LAWRENCE & SHAW

                                     PART 14

                                   PROHIBITION

NUMBER OF MEMBERS

14.1 The number of members of the Company at any time will not exceed 50.

                                     PART 15

                                     NOTICES

METHODS OF GIVING NOTICE

15.1 Except as otherwise provided herein, a notice may be given or a document delivered by the Company

         (a) to a member or director, either personally or by sending it through the post to the member or director in a prepaid letter, envelope or wrapper addressed to the member or director at the member's or director's registered address,

         (b) to the joint holders of a share by giving the notice or delivering the document to the joint holder first named in the register of members in respect of the share, and

         (c) to a person claiming entitlement to a share as a consequence of the death, bankruptcy or mental infirmity of a member by sending it through the post in a prepaid letter, envelope or wrapper addressed to such person by name, or by suitable title as representing the deceased, bankrupt or mentally infirm member, at the address, if any, supplied to the Company for the purpose by such person, or, until an address has been so supplied, by giving the notice or delivering the document in any manner in which it might have been given or delivered if the death, bankruptcy or mental infirmity had not occurred.

DECEASED MEMBER

15.2 A notice or document sent through the post to or left at the registered address of a member will, notwithstanding that the member is then deceased and whether or not the Company or its agent has notice of such decease, be deemed to have been duly given or delivered in respect of a share registered in the name of the member and will for all purposes of these Articles be deemed sufficiently given or delivered to the deceased member's personal representative and to any person jointly interested with the member in any such share.

WAIVER OF NOTICE

15.3 A member (or a member's duly appointed proxyholder or corporate representative), director, officer or auditor may waive the failure to give the member, director, officer or auditor a notice, or to give the notice by a particular time, as required by the Company Act, these Articles, or otherwise, and such waiver, if given before the meeting or other event of which notice is required to be given, will cure any defect resulting from that failure,

15.4 A waiver referred to in Article 15.3 must be in writing except a waiver of notice of a meeting of members or of the board or of a committee of the board which may be given in any manner

                                                   LANG MICHENER LAWRENCE & SHAW
and, in the case of a meeting of the board or of a committee of the board, will be deemed to be given by a director with respect to all business transacted after the director first attends the meeting.

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NAME, ADDRESS AND OCCUPATION OF SUBSCRIBER
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/s/ Glennis Fraser
-----------------------------------
Glennis Fraser
#116 - 15110 - 108th Ave.
Surrey B.C.
V3R 0T6

Supervisor, Corporate Services
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Dated December 15, 1997.

                                                   LANG MICHENER LAWRENCE & SHAW
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